Exhibit 4.1

Execution Copy

$1,000,000,000

COMPUTER ASSOCIATES INTERNATIONAL, INC.

$500,000,000     4.750% Senior Notes due 2009
$500,000,000     5.625% Senior Notes due 2014

PURCHASE AGREEMENT

November 15, 2004

Banc of America Securities LLC
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Barclays Capital Inc.
BNP Paribas Securities Corp.
KeyBanc Capital Markets
Mitsubishi Securities International plc
Wachovia Capital Markets, LLC
ABN AMRO Incorporated
Scotia Capital (USA) Inc.

c/o Banc of America Securities LLC
Hearst Tower
214 North Tryon Street
Charlotte, North Carolina 28255
     and
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
     and
J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

     1. Introductory. Computer Associates International, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule I hereto (the “Purchasers”) $500,000,000 principal amount of its 4.750% Senior Notes due 2009 (the “2009 Notes”) and $500,000,000 principal amount of its 5.625% Senior Notes due 2014 (the “2014 Notes” and, together with the 2009 Notes, the “Offered Securities”). The Offered Securities are to be issued under an indenture, to be dated as of November 18, 2004 (the “Indenture”), between the Company and The Bank of New York, as trustee (the “Trustee”). The Securities Act of 1933, as amended, is herein referred to as the “Securities Act”. The Offered Securities will have the benefit of a Registration Rights Agreement (the “Registration Rights Agreement”) between the Company and the Purchasers, pursuant to which the Company will agree to register the resale of the Offered Securities under the Securities Act subject to the terms and conditions specified therein.

     The Company hereby agrees with the several Purchasers as follows:

     2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Purchasers that:

     (a) A preliminary offering circular and an offering circular relating to the Offered Securities to be offered by the Purchasers have been prepared by the Company. Such preliminary offering circular and offering circular as supplemented as of the date of this Agreement, and any other document approved by the Company for distribution to prospective purchasers in connection with the contemplated resale of the Offered Securities are hereinafter collectively referred to as the “Offering Document”. Any references herein to the Offering Document shall be deemed to include all amendments and supplements thereto and all documents incorporated by reference therein, unless otherwise noted. On the date of this Agreement, the final Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Purchaser through Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. (the “Representatives”) specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b). Except as disclosed in the Offering Document, on the date of this Agreement, the Company’s Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission (the “Commission”) and all subsequent reports (collectively, the “Exchange Act Reports”) which have been filed by the Company with the Commission or sent to shareholders pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), do not, in each case as of their respective dates, include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

     (b) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that all such failures to be so qualified and to be in good standing would not, in the aggregate, have a material adverse effect upon the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

     (c) Each significant subsidiary (“Significant Subsidiary”, as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act) of the Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document and the Exchange Act Reports; and each Significant Subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that all such failures to be so qualified and to be in good standing would not, in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free of liens, encumbrances and defects, other than any such liens, encumbrances and defects which would not have a Material Adverse Effect.

     (d) The statements in the Offering Document under the headings “Certain United States Federal Income Tax Considerations”, “Description of the Notes” and “Exchange Offer; Registration Rights” fairly summarize the matters therein described.

     (e) The Indenture has been duly authorized by the Company; the Offered Securities have been duly authorized by the Company; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), (i) the Indenture will have been duly executed and delivered by the Company, (ii) the Indenture will conform to the description thereof contained in the final Offering Document and (iii) the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

     (f) The Registration Rights Agreement has been duly authorized by the Company, and, upon its execution and delivery by the Company, and, assuming due authorization, execution and delivery by the Purchasers, will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and except as any rights to indemnity thereunder may be limited by federal and state securities laws and public policy considerations underlying such laws.

     (g) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the performance by the Company of its obligations under this Agreement, the Indenture and Registration Rights Agreement or in connection with the issuance and sale of the Offered Securities by the Company to the Purchasers, except for (i) filings under state securities laws and (ii) the filing of a registration statement in accordance with the Registration Rights Agreement as described in the Offering Document.

     (h) The execution, delivery and performance of this Agreement, the Indenture and the Registration Rights Agreement, and the issuance and sale of the Offered

Securities hereunder and compliance with the terms and provisions hereof and thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiary of the Company or any of their respective properties, (ii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject or (iii) the charter or by-laws of the Company or any such subsidiary, except, in the case of clauses (i) and (ii) only, for any such breach, violation or default which would not have a Material Adverse Effect; and the Company has full corporate power and authority to authorize, issue and sell the Offered Securities.

     (i) This Agreement has been duly authorized, executed and delivered by the Company.

     (j) Except as disclosed in the Offering Document or as would not have a Material Adverse Effect, the Company and its Significant Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free of liens, encumbrances and defects and hold any leased real or personal property under valid and enforceable leases.

     (k) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that would, individually or in the aggregate, have a Material Adverse Effect.

     (l) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would have a Material Adverse Effect.

     (m) To the best knowledge of the Company, the Company and its Significant Subsidiaries own, possess or can acquire on terms that would not have a Material Adverse Effect, all trademarks, trade names and other rights to inventions, know-how, patents, copyrights and confidential information (collectively, “intellectual property rights”) currently employed by them in the businesses now operated by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

     (n) Except as disclosed in the Offering Document, neither the Company nor any of its Significant Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which could reasonably be expected to lead to such a claim.

     (o) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or (to the best knowledge of the Company) affecting the Company, any of its Significant Subsidiaries or any of their respective properties that would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, the Indenture or the Registration Rights Agreement which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to the Company’s knowledge, threatened.

     (p) The financial statements included or incorporated by reference in the Offering Document present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis.

     (q) Except as disclosed in the Offering Document and the Exchange Act Reports, since the date of the latest audited financial statements included in the Offering Document there has been no material adverse change, nor any development or event which could reasonably be expected to result in a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole; and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, other than dividends paid or made in the ordinary course of business of the Company which are consistent, in timing and amount, with past practice.

     (r) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended (the “Investment Company Act”); and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an “investment company” as defined in the Investment Company Act.

     (s) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system.

     (t) Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 hereof, the offer and sale of the Offered Securities by the Company to the Purchasers in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act; and it is not necessary for such offer and sale to qualify an indenture in respect of the Offered Securities under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

     (u) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act (“Regulation S”)) the Offered Securities or any security of the same class or series as the Offered Securities which offering or sale would be integrated with the sale of the Offered Securities in a manner that would require registration of the sale thereof to the Purchasers under the Securities Act or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(b) of Regulation S. The Company, its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

     (v) Except as would not have a Material Adverse Effect (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and/or its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and (iii) for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price (the “Purchase Price”) of 99.261% of the principal amount thereof with respect to the 2009 Notes and 98.855% of the principal amount thereof with respect to the 2014 Notes, plus, in each case, accrued interest from November 18, 2004 to the Closing Date (as hereinafter defined), the respective principal amounts of Offered Securities set forth opposite the name of each Purchaser in Schedule I hereto.

     Delivery of and payment for the Offered Securities shall be made at 9:00 A.M., New York City time, on November 18, 2004, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Offered Securities being herein called the “Closing Date”). Delivery of the Offered Securities shall be made to the Representatives for the respective accounts of the several Purchasers against payment by the several Purchasers through the Representatives of the Purchase Price to or upon the order of the Company by wire transfer payable in same-day funds to the account specified in writing by the Company. Delivery of the Offered Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

     4. Representations by Purchasers; Resale by Purchasers. (a) Each Purchaser severally represents and warrants to the Company that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

     (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities as part of its distribution at any time, only in accordance with Rule 903 of Regulation S or Rule 144A under the Securities Act pursuant to the terms set forth in Exhibit A hereto. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S set forth in Exhibit A hereto.

Terms used in this subsection (b) have the meanings given to them by Regulation S.

     The Purchasers propose to offer the Offered Securities to investors initially at the offering price to investors set forth in the final Offering Document.

     5. Certain Agreements of the Company. The Company agrees with several Purchasers that:

     (a) The Company will advise the Representatives promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without each of the Representatives’ consent (which shall not be unreasonably withheld or delayed). If, at any time prior to the completion of the initial resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify the Representatives of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither the Representatives’ consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

     (b) The Company will furnish to the Representatives copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives request, and the Company will furnish to the Representatives as of the date hereof five copies of the final Offering Document signed by a duly authorized officer of the Company. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act and the outstanding Offered Securities constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will promptly furnish or cause to be furnished to the Representatives (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of, the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

     (c) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States as the Representatives designate and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.

     (d) During the period of five years hereafter (to the extent that the Offered Securities are then outstanding), the Company will furnish to the Representatives and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year, but only to the extent that such annual report is not otherwise publicly available; and the Company will furnish to the Representatives and, upon request, to each of the other Purchasers, as soon as available, a copy of each periodic or current report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or distributed by the Company to its shareholders, but only to the extent that such periodic or current report or definitive proxy statement is not otherwise publicly available.

     (e) During the period of two years after the Closing Date, the Company will, upon request, furnish to the Representatives, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

     (f) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

     (g) During the period of two years after the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

     (h) Any information provided by the Company to publishers of publicly available databases about the terms of the Offered Securities shall include a statement that the

Offered Securities have not been registered under the Securities Act and are subject to restrictions under Rule 144A under the Securities Act and Regulation S.

     (i) The Company will refuse, and will cause all applicable trustees and transfer agents to refuse, to register any transfer of Offered Securities if such transfer is not made in accordance with the provisions of Regulation S under the Securities Act, pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act; provided that the provisions of this paragraph shall not be applicable to any Offered Security which has been transferred pursuant to an effective registration statement or Rule 144 under the Securities Act and, as a result of which, or otherwise, is no longer subject to restrictions on transfer under the Securities Act.

     (j) All of the Offered Securities will contain a legend to the effect that the transfer thereof is prohibited except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from registration under the Securities Act and that hedging transactions involving those Offered Securities may not be conducted unless in compliance with the Securities Act; provided that such legend may be removed if such Offered Securities have been transferred pursuant to an effective registration statement or Rule 144 under the Securities Act, and, as a result of which, or otherwise, is no longer subject to restrictions on transfer under the Securities Act.

     (k) The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture and the Registration Rights Agreement, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Offered Securities, the Indenture, the Registration Rights Agreement, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (iv) any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States as the Representatives designate and the printing of memoranda relating thereto; (v) any fees charged by investment rating agencies for the rating of the Offered Securities; and (vi) expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to or as directed by the Purchasers. The Company will also pay or reimburse the Purchasers (to the extent incurred by them) for all travel expenses of the Purchasers and the Company’s officers and employees and any other expenses of the Purchasers and the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchasers.

     (l) In connection with the offering, until the Representatives shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

     (m) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any directed selling efforts with respect to the Offered Securities, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

     (n) For a period from the date of the initial offering of the Offered Securities by the Purchasers through the Closing Date, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue or publicly disclose the intention to make any such offer, sale, pledge or disposition, without the prior written consent of the Representatives. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

     6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

     (a) The Purchasers shall have received a letter, dated the date of this Agreement, of KPMG LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder (“Rules and Regulations”), are a “registered public accounting firm” with the Public Company Accounting Oversight Board and to the effect that:

     (i) in their opinion the financial statements examined by them and included in the Exchange Act Reports comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Exchange Act and the related published Rules and Regulations;

     (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited financial statements included in the Exchange Act Reports;

     (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

     (A) the unaudited financial statements included in the Exchange Act Reports do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Exchange Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles in the United States;

     (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock (except for the issuance of common stock pursuant to stock options exercised), increase in long-term debt or any decreases in excess of 10% in consolidated net current assets or stockholders’ equity of the Company and its subsidiaries, as compared with amounts shown on the latest balance sheet included in the Exchange Act Reports; or

     (C) for the period from the closing date of the latest income statement included in the Exchange Act Reports to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous fiscal year, in consolidated net revenues or decreases in the total or per share amounts of net income;

     except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Offering Document or Exchange Act Reports disclose have occurred or may occur or which are described in such letter; and

     (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Offering Document and the Exchange Act Reports (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

     (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, or (ii) (A) any change, or any development or event involving a prospective change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole which, in the judgment of a majority in interest of the Purchasers including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities as contemplated in the Offering Document; (B) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in any over-the-counter market; (D) any banking moratorium declared by U.S. federal or New York authorities; (E) any material disruption or suspension of securities settlement or clearance services; or (F) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers including the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities as contemplated in the Offering Document.

     (c) The Purchasers shall have received an opinion, dated the Closing Date, of Jay H. Diamond, Esq., Vice President and Associate General Counsel of the Company, that (subject to acceptable assumptions and qualifications):

     (i) The Company and each of its Significant Subsidiaries has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction in which it is organized, with corporate power and authority to own its properties and conduct its business as described in the Offering Document and Exchange Act Reports; and the Company and each of its Significant Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that all failures to be so qualified or in good standing, in the aggregate, would not have a Material Adverse Effect;

     (ii) To such counsel’s knowledge, neither the Company nor any of its subsidiaries (A) is in violation of its charter or by-laws, (B) is in default, and no event has occurred, which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any material agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (C) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business except, in the case of clauses (B) and (C), for those defaults, violations or failures which, either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect;

     (iii) To the best of such counsel’s knowledge and other than as set forth in the Offering Document, there are no pending actions, suits or proceedings against the Company, any of its Significant Subsidiaries or any of their respective properties that would reasonably be expected to have a Material Adverse Effect; and, to the best of such counsel’s knowledge, no such proceedings are threatened by governmental authorities or threatened by others;

     (iv) Each of this Agreement, the Indenture and the Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company; the Offered Securities have been duly authorized, executed, issued and delivered and conform to the description thereof contained in the Offering Document; assuming that each of the Indenture, the Offered Securities and the Registration Rights Agreement has been duly authorized, executed and delivered by each party thereto (other than the Company) and that, in the case of the Offered Securities, the Offered Securities have been duly authenticated and paid for by the Purchasers pursuant to this Agreement, each of the Indenture, the Offered Securities and the Registration Rights Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

     (v) The execution, delivery and performance of this Agreement, the Indenture and the Registration Rights Agreement and the issuance and sale of the Offered Securities by the Company to the Purchasers and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any such Significant Subsidiary is bound or to which any of the properties of the Company or any such Significant Subsidiary is subject or (ii) the charter or by-laws of the Company or any subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement, except, in the case of clause (i) only, for any such breach, violation or default which would not have a Material Adverse Effect;

     (vi) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an “investment company” within the meaning of and subject to regulation under the Investment Company Act; and

     (vii) Such counsel has no reason to believe that the Offering Document or any amendment or supplement thereto, or any Exchange Act Report, contained (as of its respective date and, in the case of the final Offering Document, as of the date hereof and as of the Closing Date) any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the descriptions in the Offering Document and the Exchange Act Reports of legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present in all material respects the information presented therein; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained or incorporated by reference in the Offering Document and contained in the Exchange Act Reports or the statements in the Offering Document under the heading “Certain United States Federal Income Tax Consequences.”

     (d) The Purchasers shall have received from Sullivan & Cromwell LLP, counsel to the Company, an opinion, in the form of Exhibit B-1 hereto, and a disclosure letter, in the form of Exhibit B-2 hereto, each dated the Closing Date and each in form and substance satisfactory to the Representatives.

     (e) The Purchasers shall have received from Simpson Thacher & Bartlett LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Offering Document, the exemption from registration for the offer and sale of the Offered Securities by the Company to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (f) The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, at the Closing Date, since the date of this Agreement or subsequent to the date of the most recent financial statements in the Exchange Act Reports there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Offering Document or as described in such certificate.

     (g) The Purchasers shall have received a letter, dated the Closing Date, of KPMG LLP which meets the requirements of subsection (a) of this Section 6, except that (A) the specified date referred to in such subsection will be a date not more than three business days prior to the Closing Date for the purposes of this subsection and (B) such letter may be in the form of a “bring-down” letter.

     (h) The Purchasers shall have received a counterpart of the Registration Rights Agreement which shall have been executed and delivered by a duly authorized officer of the Company.

     (i) The Indenture shall have been duly executed and delivered by the Company and the Trustee, and the Offered Securities shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

     The Company will furnish the Purchasers with conformed copies of such opinions, certificates, letters and other documents as the Purchasers reasonably request. The Representatives may in their sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

     7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular or the Exchange Act Reports, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser (including, without limitation, the fees and expenses of a single counsel (in addition to any local counsel) to all Purchasers and any other indemnified persons in connection with any proceeding or related proceedings) in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary offering circular, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Purchaser that sold the Offered Securities concerned to the person asserting any such losses, claims, damages or liabilities, to the extent that such sale was an initial resale by such Purchaser and any such loss, claim, damage or liability of such Purchaser results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Offering Document (exclusive of any material included therein but not attached thereto) if the Company had previously furnished copies thereof to such Purchaser and any such untrue statement or omission was corrected in such Offering Document.

     (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of: (i) the last paragraph at the bottom of the cover page concerning the terms of the offering by the Purchasers, (ii) the legend concerning stabilization appearing in the third paragraph on page ii and (iii) and the information appearing in the ninth paragraph under the caption “Plan of Distribution”.

     (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above, except to the extent that the indemnifying party is prejudiced thereby. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it shall elect, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (it being understood that, except with the consent of the indemnified party, the indemnifying party and the indemnified party shall have separate counsel), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party (which shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. The indemnifying party shall not be liable for any settlement of any proceeding without its consent (which shall not be unreasonably withheld or delayed).

     (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses (including, without limitation, the fees and expenses of a single counsel (in addition to any local counsel) to all Purchasers and any other indemnified persons in connection with any proceeding or related proceedings) reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

     (d) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section 7 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

     8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in Section 6(b)(i) or in clause (C) (other than a suspension of trading of the securities of the Company), (D) or (E) of Section 6(b)(ii), the Company will reimburse the Purchasers for all out-of-pocket expenses (including the reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     10. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Banc of America Securities LLC, 40 West 57th Street, 27th Floor, New York, New York 10019, Attention: Lily Chang; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; and J.P. Morgan Securities Inc., 270 Park Avenue, 8th Floor, New York, New York 10017, Attention: High Grade Syndicate Desk, or, if sent to the Company, will be mailed or delivered and confirmed to it at One Computer Associates Plaza, Islandia, New York 11749, Attention: Treasurer; provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser at the following addresses:

Banc of America Securities LLC
40 West 57th Street
27th Floor
New York, New York 10019
Facsimile: 212-313-4778
Attention: Lily Chang

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Facsimile: 212-816-7912
Attention: General Counsel

J.P. Morgan Securities Inc.
270 Park Avenue
8th Floor
New York, New York 10017
Facsimile: 212-834-6081
Attention: High Grade Syndicate Desk

     11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentence of Section 5(b) hereof against the Company as if such holders were parties thereto.

     12. Representation of Purchasers. The Representatives will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by you jointly or by the Representatives will be binding upon all the Purchasers.

     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     Each party hereto hereby submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

Very truly yours,

COMPUTER ASSOCIATES INTERNATIONAL, INC.

By

Name:
Title:

The foregoing Purchase Agreement
     is hereby confirmed and accepted
     as of the date first above written.

Banc of America Securities LLC
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Barclays Capital Inc.
BNP Paribas Securities Corp.
KeyBanc Capital Markets
Mitsubishi Securities International plc
Wachovia Capital Markets, LLC
ABN AMRO Incorporated
Scotia Capital (USA) Inc.

By BANC OF AMERICA SECURITIES LLC

By

Name:
Title:

By CITIGROUP GLOBAL MARKETS INC.

By

Name:
Title:

By J.P. MORGAN SECURITIES INC.

By

Name:
Title:

SCHEDULE I

	Principal Amount of
	2009 Notes to	2014 Notes to
Purchasers	be Purchased	be Purchased
Banc of America Securities LLC	$130,208,000	$130,208,000
Citigroup Global Markets Inc	130,208,000	130,208,000
J.P. Morgan Securities Inc	130,208,000	130,208,000
Barclays Capital Inc	17,500,000	17,500,000
BNP Paribas Securities Corp	17,500,000	17,500,000
KeyBanc Capital Markets	17,500,000	17,500,000
Mitsubishi Securities International plc	17,500,000	17,500,000
Wachovia Capital Markets, LLC	17,500,000	17,500,000
ABN AMRO Incorporated	13,125,000	13,125,000
Scotia Capital (USA) Inc	8,751,000	8,751,000

Total	$500,000,000	$500,000,000

EXHIBIT A

Selling Restrictions for Offers and
Sales outside the United States

     (1) (a) The Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act or unless registered under the Securities Act.

     Each Purchaser, severally and not jointly, represents and agrees that, except as otherwise permitted by the Agreement to which this is an exhibit, it has offered and sold the Offered Securities, and will offer and sell the Offered Securities, (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rules 903 or 904 of Regulation S or Rule 144A under the Securities Act or pursuant to an effective registration statement under the Securities Act. Accordingly, each Purchaser represents and agrees that neither it, any of its affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Offered Securities, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S.

     Each Purchaser, severally and not jointly, agrees that, at or prior to the confirmation of sale of Offered Securities (other than a sale of Offered Securities pursuant to Rule 144A under the Securities Act or an effective registration statement under the Securities Act), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Offered Securities from it during the 40-day distribution compliance period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and November 18, 2004, except in either case in accordance with Regulation S or Rule 144A under the Securities Act or pursuant to an effective registration statement under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

     (b) Terms used in this section have the meanings given to them by Regulation S.

     (c) Each Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Offered Securities, except with its Affiliates or with the prior written consent of the Company.

     (2) Each Purchaser severally agrees that it and each of its affiliates will not offer, solicit offers or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or

A-1

general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

     (3) Each Purchaser severally represents and agrees that (i) it has not offered or sold and, prior to the expiry of a period of six months from the Closing Date, will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any Offered Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

A-2

EXHIBIT B-1

Form of Opinion of Sullivan & Cromwell LLP

November [ ], 2004

Banc of America Securities LLC,
Citigroup Global Markets Inc.,
J.P. Morgan Securities Inc.,
Barclays Capital Inc.,
BNP Paribas Securities Corp.,
KeyBanc Capital Markets,
Mitsubishi Securities International plc,
Wachovia Capital Markets, LLC,
ABN AMRO Incorporated,
Scotia Capital (USA) Inc.,

c/o Banc of America Securities LLC,
Hearst Tower,
214 North Tryon Street,
Charlotte, North Carolina 28255.

Ladies and Gentlemen:

     In connection with the several purchases today by you and the other Initial Purchasers named in Schedule I to the Purchase Agreement, dated November 15, 2004 (the “Purchase Agreement”), between Computer Associates International, Inc., a Delaware corporation (the “Company”), and you, as Initial Purchasers named therein (the “Initial Purchasers”), of $500,000,000 principal amount of the Company’s 4.750% Senior Notes due 2009 and $500,000,000 principal amount of the Company’s 5.625% Senior Notes due 2014 (together, the “Securities”) issued pursuant to the Indenture, dated as of November 18, 2004 (the “Indenture”), between the Company and The Bank of New York, as Trustee (the “Trustee”), we, as special counsel for the Company, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion:

     (1) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

     (2) The Indenture has been duly authorized, executed and delivered by the Company; the Securities have been duly authorized, executed, authenticated, issued and delivered; and the Indenture and the Securities constitute valid and legally binding obligations of the Company enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

     (3) The Registration Rights Agreement, dated as of November 18, 2004 (the “Registration Rights Agreement”), between the Company and you, as Initial Purchasers,

B-1-1

has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; provided, however, that we express no opinion with respect to the indemnity provisions set forth in Section 5 of the Registration Rights Agreement.

     (4) The execution and delivery of the Purchase Agreement, the Indenture and the Registration Rights Agreement by the Company, the issuance of the Securities in accordance with the Indenture and the sale of the Securities by the Company to you pursuant to the Purchase Agreement do not, and the performance by the Company of its obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Securities will not, violate (i) the Company’s Certificate of Incorporation or By-laws, (ii) any Federal law of the United States, law of the State of New York or provision of the General Corporation Law of the State of Delaware applicable to the Company; provided, however, that, for the purposes of this paragraph, we express no opinion with respect to antifraud laws and fraudulent transfer laws; provided further that insofar as performance by the Company of its obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Securities is concerned, we express no opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights.

     (5) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

     (6) Neither registration of the Securities under the Securities Act of 1933, as amended, nor qualification of the Indenture under the Trust Indenture Act of 1939, as amended, is required for (i) the offer and sale of the Securities by the Company to you, or (ii) the reoffer and resale of the Securities by you, in each case (i) and (ii) in the manner contemplated by the Purchase Agreement and the Offering Circular, dated November 15, 2004, relating to the Securities. We express no opinion, however, as to when or under what circumstances any Securities sold by you may be reoffered or resold.

     (7) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware for the issuance, sale and delivery of the Securities by the Company to you have been obtained or made.

     The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

     In connection with our opinion set forth in paragraph (6) above, we have, with your approval, relied upon the representations, warranties, agreements and undertakings of the Company and you in the Purchase Agreement as to the absence of any general solicitation or general advertising in connection with the offering of the Securities and certain other related matters.

B-2-1

     Also, with your approval, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Securities conform to the specimens thereof examined by us, that the Trustee’s certificates of authentication of the Securities have been manually signed by one of the Trustee’s authorized officers, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

Very truly yours,

B-3-1

EXHIBIT B-2

Form of Disclosure Letter of Sullivan & Cromwell LLP

November [ ], 2004

Banc of America Securities LLC,
Citigroup Global Markets Inc.,
J.P. Morgan Securities Inc.,
Barclays Capital Inc.,
BNP Paribas Securities Corp.,
KeyBanc Capital Markets,
Mitsubishi Securities International plc,
Wachovia Capital Markets, LLC,
ABN AMRO Incorporated,
Scotia Capital (USA) Inc.,

c/o Banc of America Securities LLC,
Hearst Tower,
214 North Tryon Street,
Charlotte, North Carolina 28255.

Ladies and Gentlemen:

     This is with reference to the Offering Circular, dated November 15, 2004, and the documents incorporated by reference therein referred to under the caption “Incorporation of Certain Documents by Reference” (the “Referenced Documents”), relating to $500,000,000 principal amount of 4.750% Senior Notes due 2009 and $500,000,000 principal amount of 5.625% Senior Notes due 2014 (together, the “Securities”) of Computer Associates International, Inc. (the “Company”). The Offering Circular and the Referenced Documents do not necessarily contain a current description of the Company’s business and affairs since the Offering Circular provides information as of its date and the Referenced Documents contain information as of various dates.

     As special counsel to the Company, we reviewed the Offering Circular and the Referenced Documents and participated in discussions with your representatives and those of the Company and its accountants. Between the date of the Offering Circular and the time of the delivery of this letter, we participated in further discussions with your representatives and those of the Company and its accountants concerning certain portions of the Offering Circular and reviewed certificates of certain officers of the Company, opinions addressed to you from the Company’s counsel and a letter addressed to you from the Company’s accountants. On the basis of the information that we gained in the course of the performance of the services referred to above, considered in the light of the experience we have gained through our practice in this field, we confirm to you that nothing that came to our attention in the course of such review has caused us to believe that the Offering Circular and the Referenced Documents, taken as a whole, as of the date of the Offering Circular, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. We also advise you that nothing that came to our attention in the course of the procedures described in the second sentence of this paragraph has caused us to believe that the Offering Circular and the Referenced Documents,

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taken as a whole, as of the time of delivery of this letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     The limitations inherent in the independent verification of factual matters and the character of determinations involved in the preparation of the Offering Circular are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Circular or the Referenced Documents, except for those made under the captions “Description of the Notes”, “Certain United States Federal Income Tax Considerations”, “Exchange Offer; Registration Rights” and “Plan of Distribution” in the Offering Circular insofar as they relate to provisions of the documents or of the United States Federal tax law therein described. Also, we do not express any opinion or belief as to the financial statements or other financial data contained in the Offering Circular or the Referenced Documents.

     We are furnishing this letter to you, as Representatives of the several Initial Purchasers, solely for the benefit of the several Initial Purchasers in their capacity as such in connection with the offering of the Securities. This letter is not to be relied on by or furnished to any other person (including persons acquiring the Securities from the several Initial Purchasers) or used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

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